Exhibit 99.2

Hello Cyxtera Team,

I hope all of you continue to stay safe and healthy. I’m very excited to share that today Cyxtera is announcing the signing of a merger agreement with Starboard Value Acquisition Corp. (NASDAQ: SVAC), a publicly traded special purpose acquisition company. By merging with SVAC, we will gain access to new capital sources to fuel our growth, accelerate product and technology innovation, enhance our ability to quickly meet customer needs, and further support our strategic go-to-market efforts. Once the merger is complete, Cyxtera will be the third largest publicly traded global provider of retail colocation and interconnection services.

Today’s announcement would not have been possible without all the hard work and dedication of the entire #OneCyxtera team. All of the efforts to drive growth, enhance our customer relationships, and efficiently manage the business have resulted in Cyxtera launching this exciting new chapter in our journey.

To view the press release please click here. Also, please make sure to share the news with your networks via social media by reposting Cyxtera’s posts on Twitter and LinkedIn.

As a reminder, United States federal securities laws prohibit the purchase or sale of securities by persons who are aware of material nonpublic information about a publicly traded company, as well as the disclosure of material, nonpublic information about a company to others who then trade in the company's securities.  Because SVAC has agreed to acquire Cyxtera, information you possess concerning Cyxtera may be material nonpublic information of SVAC prohibiting you from trading in securities of SVAC or disclosing such information to others who may trade in SVAC’s securities.  If you have any questions concerning this topic, please direct them to Victor Semah (victor.semah@cyxtera.com).

I look forward to sharing more details about today’s announcement, and other updates, on our quarterly town hall tomorrow.

Best,

Nelson

NELSON FONSECA

Chief Executive Officer
Cyxtera

o: 305.537.9500
2333 Ponce de Leon Blvd, Suite 900

Coral Gables, FL 33134
________________________________________

Additional Information and Where to Find It
In connection with the merger, Starboard Value Acquisition Corp. (“SVAC”) is expected to file a proxy statement (the “Proxy Statement”) with the SEC, which will be distributed to holders of SVAC’s common stock in connection with SVAC’s solicitation of proxies for the vote by the SVAC stockholders with respect to the merger and other matters as described in the Proxy Statement. SVAC urges its stockholders and other interested persons to read, when available, the Proxy Statement and amendments thereto and documents incorporated by reference therein, as well as other documents filed with the Securities and Exchange Commission (the “SEC”) in connection with the merger, as these materials will contain important information about SVAC, Cyxtera Technologies, Inc. (“Cyxtera”) and the merger. When available, the definitive Proxy Statement will be mailed to SVAC’s stockholders. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Starboard Value Acquisition Corp., 777 Third Avenue, 18th Floor, New York, NY 10017.

Participants in Solicitation
SVAC and its directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of SVAC’s stockholders in connection with the merger. Stockholders of SVAC may obtain more detailed information regarding the names, affiliations and interests of SVAC’s directors and executive officers in SVAC’s final prospectus for its initial public offering filed with the SEC on September 11, 2020 and in the Proxy Statement relating to the merger when available. Information concerning the interests of SVAC’s participants in the solicitation, which may, in some cases, be different than those of SVAC’s stockholders generally, will be set forth in the Proxy Statement relating to the merger when it becomes available.

No Offer or Solicitation
This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of SVAC or Cyxtera nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.